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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 9, 1999, which appears on page 18 of the 1998 Annual Report to Shareholders of Calgon Carbon Corporation, which is incorporated by reference in Calgon Carbon Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus.




/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
600 Grant Street
Pittsburgh, PA  15219-2793
June 10, 1999